Exhibit 99.2

SBR, INC. ELECTION FORM

Pursuant to the terms of the Agreement and Plan of Merger dated February 9, 2006 between Fortune Brands, Inc. (“Fortune Brands”) SBR, Inc. and Brightstar Acquisition LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), and as described and set forth in the Proxy Statement/Prospectus dated April 28, 2006 delivered with this Election Form, upon consummation of the Merger, each holder of Company Common Shares and Company Purchase Rights of SBR, Inc. will have the right to receive (a) cash, (b) Fortune Brands, Inc. common stock, or (c) a combination of cash and Fortune Brands, Inc. common stock.

You may elect to receive for each Company Common Share and each Company Purchase Rights:

•	a number of shares of common stock of Fortune Brands equal to the Exchange Ratio, together with any cash in lieu of fractional Fortune Brands shares (as may be adjusted pursuant to the terms of the Merger Agreement); or

•	cash equal to the Per Share Cash Election Consideration.

YOUR ELECTION IS SUBJECT TO CERTAIN PRORATION RULES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE MERGER AGREEMENT.

PLACE AN ☒ IN ONE ELECTION BOX ONLY

(1)    ☐    I elect to receive Fortune Brands common stock for all my Company Common Shares and Company Purchase Rights. (Please check box (1) only.)

(2)    ☐    I elect to receive cash for all my Company Common Shares and Company Purchase Rights. (Please check box (2) only.)

(3)    ☐    I elect to receive a combination of Fortune Brands common stock and cash for my Company Common Shares and Company Purchase Rights. (Please check box (3) only.) Please provide below the total number of Company Common Shares and Company Purchase Rights for which you elect to receive cash and for which you elect to receive Fortune Brands common stock. (Please fill in below.)

                        Cash:                                     Total Company Common Shares

                                                                      Total Company Purchase Rights

                        Stock:                                   Total Company Common Shares

                                                                      Total Company Purchase Rights

Please note that you will be deemed to make no election, and shall be treated as if you made an election of all cash, with respect to any remaining Company Common Shares or Company Purchase Rights not allocated above.

IF THE COMPANY HAS NOT RECEIVED AN EFFECTIVE ELECTION FORM AT THE COMPANY’S OFFICE IDENTIFIED BELOW BY 5:00 P.M., EASTERN STANDARD TIME, ON OR PRIOR TO FRIDAY, JUNE 2, 2006, YOU SHALL BE DEEMED TO HAVE MADE NO ELECTION AND YOU SHALL BE TREATED AS IF YOU MADE AN ALL CASH ELECTION WITH RESPECT TO SUCH SHARES AND/OR RIGHTS.

I/we the undersigned, represent and warrant that I/we am/are the registered holder(s) of the shares of Company Common Shares and/or Company Purchase Rights represented by the election above and have full power and authority to give the instructions in this Election Form. By signing this form I/we swear, depose and state that I/we am/are the lawful owner(s) of the securities described in the Election Form, and such securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of.

X

Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #

NOTE: Please sign, date and include your daytime telephone number in this Election Form above after completing all other applicable sections return this form in the enclosed envelope. This form MUST be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

WHERE TO FORWARD YOUR ELECTION FORM

Upon completion, this Election Form should be sent or delivered to the Company by mail, hand or overnight courier at the address set forth below:

SBR, Inc.

5300 Briscoe Road

Parkersburg, WV 26102

Attention: Samuel B. Ross, II

Facsimile: 304-424-6714

UPON RECEIPT OF THIS ELECTION FORM DULY COMPLETED, THE COMPANY SHALL FORWARD THIS ELECTION FORM TO THE ESCROW AND EXCHANGE AGENT ON YOUR BEHALF. YOU MUST SIGN THIS ELECTION FORM. THE COMPANY ANTICIPATES THAT, UPON CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS THEREOF, THE MERGER CONSIDERATION WILL BE PROMPTLY DISTRIBUTED TO SBR SHAREHOLDERS WHO HAVE SUBMITTED DULY EXECUTED LETTERS OF TRANSMITTAL AS OF THE DATE THEREOF AND PROMPTLY THEREAFTER FOLLOWING RECEIPT OF DULY EXECUTED LETTERS OF TRANSMITTAL SUBMITTED SUBSEQUENT TO THE DATE OF THE MERGER.